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                                                                Exhibit 23.1



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-8 of our report dated March 2, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets in 2002), appearing in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP

August 13, 2004
New York, New York